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                                                                   Exhibit 10.29



                            NORTH COAST ENERGY, INC.
                         2000 EMPLOYEE STOCK BONUS PLAN


       North Coast Energy, Inc. hereby adopts a Stock Bonus Plan for the benefit of certain persons and subject to the terms and provisions set forth below.

       1. DEFINITIONS. The following terms shall have the same meanings set forth below whenever used in this instrument:

       (a) The word "Board" shall mean the Board of Directors of the Company.

       (b) The word "Committee" shall mean the Stock Option and Compensation Committee appointed by the Board.

       (c) The words "Common Stock" shall mean shares of the Common Stock, par value $.01 per share, of the Company.

       (d) The word "Company" shall mean North Coast Energy, Inc., a Delaware corporation, and any successor thereto that shall maintain this Plan.

       (e) The words "Key Employee" shall mean any person who is a high level executive officer or other valuable managerial, marketing or technical employee of either the Company or any Subsidiary and who does not own beneficially 5% or more of the Common Stock.

       (f) The word "Plan" shall mean this instrument, the North Coast Energy, Inc. 2000 Employee Stock Bonus Plan, as it is originally adopted and as it may be amended hereafter.

       (g) The word "Subsidiary" shall mean any corporation, partnership or other business entity at least 50% of whose voting equity securities are owned directly or indirectly by the Company.

       2. PURPOSE OF THE PLAN. The purpose of the Plan is to provide Key Employees of the Company and its Subsidiaries with greater incentive to serve and promote the interests of the Company and its shareholders. The premise of the Plan is that, if Key Employees acquire a proprietary interest in the business of the Company or increase such proprietary interest as they may already hold, then the incentive of such Key Employee to work toward the Company's continued success will be commensurately increased. Accordingly, the Company will, from time to time during the effective period of the Plan, issue to such Key Employees as may be selected to participate in the Plan shares of Common Stock in consideration of their prior service to the Company or its Subsidiaries on the terms and subject to the conditions of the Plan.

       3. EFFECTIVE DATE OF THE PLAN. The Plan shall become effective on February 1, 2001.

       4. ADMINISTRATION OF THE PLAN. The Plan shall be administered by the Committee. The Committee shall consist of no fewer than two (2) persons, who shall be designated by the Board and shall be non-employee directors. A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts

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approved in writing by all of the members, shall be acts of the Committee.
Subject to the terms and conditions of the Plan, the Committee shall have full and final authority in its absolute discretion:

       (a) To select the Key Employees who will receive bonuses of Common
Stock;

       (b) To determine the number of shares of Common Stock issued as a bonus to any Key Employee;

       (c) To determine the time when bonuses of Common Stock will be paid;

       (d) To adopt, amend and rescind such rules and regulations as, in the Committee's opinion, may be evidenced in the administration of the Plan; and

       (e) To construe and interpret the Plan, the rules and regulations and the instruments evidencing bonuses granted under the Plan and to make all of the determinations necessary or advisable for the administration of the Plan.

       Any decision made or action taken by the Committee in connection with the administration, interpretation and implementation of the Plan and of its rules and regulations, shall, to the extent permitted by law, be conclusive and binding upon all participants under the Plan and upon any person claiming under or through such a participant. Neither the Committee nor any of its members shall be liable for any act taken by the Committee pursuant to the Plan. No member of the Committee shall be liable for the act of any other member.

       5. PERSONS ELIGIBLE FOR BONUSES. Subject to the restrictions herein contained, bonuses may be granted from time to time in the discretion of the Committee only to such Key Employees, as designated by the Committee, whose initiative and efforts contribute or any be expected to contribute to the continued growth and future success of the Company and/or its Subsidiaries. Notwithstanding the preceding sentence, a Key Employee who renounces in writing any right he may have to receive bonuses under the Plan shall not be eligible to receive any bonus under the Plan. No bonus shall be granted to any Key Employee during any period of time when he or she is on leave of absence.

       6. SHARES SUBJECT TO THE PLAN. Subject to the provisions of the next succeeding paragraph of this Section 6, the aggregate number of shares of Common Stock which may be issued as bonuses under the Plan shall be 400,000 shares of Common Stock. Either treasury or authorized and unissued shares of Common Stock, or both, in such amounts, within the maximum limits of the Plan, as the Committee shall from time to time determine, may be so issued.

       In the event that subsequent to the date of adoption of the Plan by the Board the authorized number of shares of Common Stock should, as a result of a stock split, stock dividend, combination or exchange of shares, exchange for other securities, reclassification, reorganization, redesignation, merger, consolidation, recapitalization or other such change, be increased or decreased or changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation, then there shall automatically be substituted for each share of Common Stock available for additional bonuses under the Plan the number and kind of shares of stock or other securities into which each

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outstanding share of Common Stock shall be changed or for which each such share of Common Stock shall be exchanged.

       7. AMENDMENTS TO THE PLAN. The Committee is authorized to interpret the Plan and from time to time adopt any rules and regulations for carrying out the Plan that it may deem advisable. Subject to the approval of its Board, the Committee may at any time amend, modify, suspend or terminate the Plan.

       8. INVESTMENT REPRESENTATION, APPROVALS AND LISTING. The Committee may condition the issuance of a bonus hereunder upon receipt of an investment representation from the participant which shall be substantially similar to the following:

"The participant agrees that any shares of Common Stock of North Coast Energy, Inc. which he or she may acquire by virtue of this bonus shall be acquired for investment purposes only and not with a view to distribution or resale; provided, however, that this restriction shall become inoperative in the event these shares of Common Stock of North Coast Energy, Inc. which are subject to this bonus shall be registered under the Securities Act of 1933, as amended, or in the event that North Coast Energy, Inc. is otherwise satisfied that the offer or sale of the shares of Common Stock which are subject to this bonus may lawfully be made without registration under the Securities Act of 1933, as amended."

       The Company shall not be required to issue any certificates for shares of Common Stock awarded under the Plan prior to (i) obtaining any approvals from any governmental agency which the Committee shall, in its sole discretion, determine to be necessary or advisable, (ii) the admission of such shares to listing on any national securities exchange on which the shares of Common Stock may be listed, (iii) completion of any registration or other qualification of the shares of Common Stock under any state or federal law or ruling or regulations of any governmental body which the Committee shall, in its sole discretion, determine to be necessary or advisable, or the determination by the Committee, in its sole discretion, that any registration or other qualification of the shares of Common Stock is not necessary or advisable, and (iv) obtaining an investment representation from the participant in the form set forth above or in such other form as the Committee, in its sole discretion, shall determine to be adequate.

        9. GENERAL PROVISIONS.

       (a) NO RIGHT TO BE EMPLOYED, ETC. Nothing in the Plan or the award of any bonus under the Plan shall confer upon any participant any right to continue in the employ of the Company or a Subsidiary, or to serve as a member of the Board, or to be entitled to receive any remuneration or benefits not set forth in the Plan or to interfere with or limit either the right of the Company or a Subsidiary to terminate his employment at any time or the right of the shareholders of the Company to remove him as a member of the Board with or without cause.

       (b) SUCCESSORS IN INTEREST. The Plan shall be binding upon the successors and assigns of the Company.

       (c) NO LIABILITY UPON DISTRIBUTION OF SHARES. The liability of the Company under the Plan and any distribution of shares of Common Stock made hereunder is limited to the obligations set forth herein with respect to such distribution and no term or provision of the Plan shall be construed to impose any liability on


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the Company or the Committee in favor of any person with respect to any loss, cost or expense which the person may incur in connection with or arising out of any transaction in connection with the Plan.

       (d) EXPENSES. The expenses of administering the Plan shall be borne by the Company.

       (e) CAPTIONS. The captions and section numbers appearing in the Plan are inserted only as a matter of convenience. They do not define, limit, construe or describe the scope or intent of the provisions of the Plan.

       (f) NUMBER. The use of a singular or plural herein shall not be restrictive as to number and shall be interpreted in all cases as the context may require.

       (g) GENDER. The use of the feminine, masculine or neuter pronoun shall not be restrictive as to gender and shall be interpreted in all cases as the context may require.

       10. TERMINATION OF THE PLAN. The Plan shall terminate on February 1, 2011, and thereafter no bonuses may be issued under the Plan.

       11. GOVERNING LAW. The Plan shall be governed by and construed in accordance with the laws of the State of Delaware and any applicable federal law.

       IN WITNESS WHERE, North Coast Energy, Inc., by its appropriate officer duly authorized, has executed this instrument this FIRST day of August, 2000.


                                        NORTH COAST ENERGY, INC.


                                        By:/s/ Omer Yonel
                                           ----------------------------------
                                           Omer Yonel,
                                           Chief Executive Officer